Exhibit 99.2

Refreshing USA LLC, a National US Independent Automated Unattended Retailer, Announces Plans to Go Public via Merger with Integrated Wellness Acquisition Corp

•	Refreshing USA, LLC (“Refreshing USA”) has entered into a merger agreement with Integrated Wellness Acquisition Corp (NYSE: WEL)
•	The combined company, which will be named Refreshing USA, will have an implied Pro-forma enterprise value of approximately $197.97 million with up to approximately $105.78 million in additional cash, assuming no redemptions by Integrated Wellness’ public shareholders
•	Current Refreshing USA shareholders will retain 100% of their equity and will continue to own approximately 52.67% of the combined company on a pro forma basis, assuming no redemptions by Integrated Wellness’ public shareholders

EVERETT, WA – February 10, 2023 / (Globe Newswire)—Refreshing USA, founded by Ryan Wear, who has operated in the automated and unattended retail services industry since 1996, established Refreshing USA in 2020 with the goal of revolutionizing workplace refreshments, and Integrated Wellness Acquisition Corp (NYSE: WEL) (“Integrated Wellness”), a publicly traded special purpose acquisition company, today announced they have entered into a definitive agreement and plan of merger (the “Merger Agreement”). Under the Merger Agreement, IWAC Holdings Inc., a newly formed Delaware corporation (“Pubco”), will acquire both Refreshing USA and Integrated Wellness and upon the closing of the proposed transaction (“Transaction”), Pubco will operate under the "Refreshing USA" name and is expected to be listed on New York Stock Exchange under the new ticker symbol "RUSA."

Refreshing USA Overview

Refreshing USA is a national US independent automated and unattended retailer in synch with retail automation trends and labor concerns throughout the world. Refreshing USA was established in 2020 with the goal of revolutionizing the convenience services industry and to deliver the perfect refreshment experience with state-of-the-art equipment, fresh and appealing products, and unparalleled service.

Following the Transaction, Refreshing USA will continue to be led by its highly experienced leadership team of growth experts, including Ryan Wear, Founder and Chief Executive Officer; Jeremy Briggs, Director of Finance; Doug Potts, Director of Administration; Mike Melton, Director of Operations; Bryce Froberg, Director of Sales and Marketing; and Nickolas Streeter, Director of Research and Development.

Management Comments

Ryan Wear, Founder and Chief Executive Officer of Refreshing USA, said: “We are delighted to partner with Integrated Wellness in this business combination, a significant milestone toward creating value for our shareholders. This merger and entry into the public markets will allow us access to a much larger pool of capital and increase our global profile. We believe that the proceeds from this Transaction will put us in a position to quickly grow in what we see as a $9.5 billion industry in the U.S. and a $57 billion worldwide market that is projected to grow at a 6.7% CAGR.”

Steven Schapera, Chief Executive Officer of Integrated Wellness said: “We are very pleased to support Refreshing USA in its transition to the public markets where our combined impact has the opportunity to accelerate value for our shareholders. Refreshing USA really impressed us with its track record of accretive acquisitions, its ability to scale the business and expand margins and revenues. Refreshing USA has a deep bench of industry experience, along with advanced technology and assets in vending, micro markets, coffee service, and water machines. We believe that Refreshing USA is well-positioned to capture the many opportunities in the industry, and we look forward to seeing the company grow and thrive in the public markets.”

Transaction Overview

Under the terms of the Merger Agreement, the Transaction is valued at an estimated pro-forma enterprise value of approximately $197.97 million. At close, Refreshing USA expects up to $105.78 million of gross cash proceeds, assuming no redemptions by Integrated Wellness’ shareholders, and intends to use net proceeds to fund continuing growth and expansion of the business, both organically and via acquisitions.

Upon completion of the Transaction, Refreshing USA shareholders will retain 100% of their equity and own 52.67% of the pro forma company at closing, in each case assuming no redemptions by Integrated Wellness’ public shareholders.

The Transaction is expected to close in the first half of 2023 and is subject to approval by Integrated Wellness’ shareholders, regulatory approval, and other customary closing conditions.

Advisors

BTIG, LLC is serving as the capital markets advisor to Integrated Wellness and A.G.P./Alliance Global Partners is serving as financial advisor to Integrated Wellness. Ellenoff Grossman & Schole LLP is serving as legal advisor to Integrated Wellness, and McCarter & English, LLP is serving as legal advisor to Refreshing USA.

About Refreshing USA

Refreshing USA is a fast growing automated refreshments company. From its nearly fifty locations throughout the country, Refreshing USA provides high-quality, and always available, beverages and snack foods to businesses, schools, and municipalities.

About Integrated Wellness Acquisition Corp

Integrated Wellness Acquisition Corp (NYSE: WEL) is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses. While Integrated Wellness may pursue an acquisition opportunity in any industry or sector, it intends to focus on businesses in the health, nutrition, fitness, wellness, and beauty sectors and the products, devices, applications, and technology driving growth within these verticals. Integrated Wellness is led by Chief Executive Officer Steven Schapera, Chairman of the Board Antonio Varano Della Vergiliana, Chief Financial Officer James MacPherson, and Chief Operating Officer Robert Quandt. Integrated Wellness’ independent directors include Gael Forterre, Scott Powell, and Hadrien Forterre.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements regarding Integrated Wellness and Refreshing USA’s expectations with respect to anticipated financial impacts of the proposed Transaction, the timing of the completion of the proposed Transaction, Refreshing USA’s projected financial and operational performance, new product offerings that Refreshing USA may introduce, and related matters, as well as all other statements other than statements of historical fact included in this press release, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to Integrated Wellness or Refreshing USA’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Integrated Wellness’ and Refreshing USA’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in Integrated Wellness’ and Pubco’s filings with the Securities and Exchange Commission (“SEC”). Most of these factors are outside the control of Integrated Wellness and Pubco and are difficult to predict. In addition to factors disclosed in Integrated Wellness and Pubco’s filings with the SEC, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of the securities of Integrated Wellness; the risk that the Transaction may not be completed by Integrated Wellness’ business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Integrated Wellness; inability to meet the closing conditions to the Transaction, including the occurrence of any event, change, legal proceedings instituted against Refreshing USA or against Integrated Wellness related to the Merger Agreement or the management team, or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Transaction contemplated by the Merger Agreement due to the failure to obtain approval of Integrated Wellness’ shareholders and the receipt of certain governmental and regulatory approvals; changes in Pubco’s capital structure; redemptions exceeding a maximum threshold or the failure to maintain the listing of Integrated Wellness’ securities or failure of Pubco to meet The New York Stock Exchange’s initial listing standards in connection with the consummation of the contemplated Transaction; costs related to the Transaction contemplated by Merger Agreement and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; a delay or failure to realize the expected benefits from the proposed Transaction including Refreshing USA’s ability to effectively develop and successfully market new products, solutions and services, and to effectively address cost reductions and other changes in its industry; risks related to disruption of management’s time from ongoing business operations due to the proposed Transaction; changes in the markets in which Refreshing competes, including with respect to its competitive landscape, technology evolution or the impact of regulatory changes on solutions, services, labor matters, international economic, political, legal, compliance and business factors; developments and uncertainties in domestic and foreign trade policies and regulations, and other regulations which may cause contractions or affect growth rates and cyclicality of markets Refreshing serves; disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events; changes in domestic and global general economic conditions; risk that Refreshing may not be able to execute its growth strategies; security breaches or other disruptions of Refreshing information technology systems or violations of data privacy laws; risks related to the ongoing COVID-19 pandemic and response, including new variants of the virus; the pace of recovery in the markets in which Refreshing operates; global supply chain disruptions and potential staffing shortages at potential customers which may have a trickle-down effect on Refreshing; the risk that Refreshing may not be able to develop and maintain effective internal controls; changes in interest rates; increased competition and the ability to generate sufficient cash to fulfill obligations; loss of certain key officers; loss of continued relationships with customers or bus operators; and Pubco’s success at managing the foregoing items. The forward-looking statements are based upon management’s beliefs and assumptions; and other risks and uncertainties to be identified in the Form S-4 registration/proxy statement (when available) relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by Integrated Wellness or Pubco. Each of Integrated Wellness, Pubco and Refreshing USA undertake no obligation to update these statements for revisions or changes after the date of this press release except as required by law.

Additional Information and Where to Find It

In connection with the proposed Transaction, Pubco intends to file a Registration Statement on Form S-4 (the “Form S-4”) with the SEC, which will include a preliminary prospectus with respect to its securities to be issued in connection with the Transaction and a preliminary proxy statement with respect to Integrated Wellness’ shareholder meeting at which Integrated Wellness’ shareholders will be asked to vote on the proposed Transaction. Each of Integrated Wellness, Pubco and Refreshing USA urge investors, shareholders, and other interested persons to read, when available, the Form S-4, including the proxy statement/prospectus, any amendments thereto, and any other documents filed with the SEC, before making any voting or investment decision because these documents will contain important information about the proposed Transaction. After the Form S-4 has been filed and declared effective, Integrated Wellness will mail the definitive proxy statement/prospectus to shareholders of Integrated Wellness as of a record date to be established for voting on the Transaction. Integrated Wellness’ shareholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Integrated Wellness Acquisition Corp, 148 N Main Street, Florida, NY 10921; e-mail: investor@integratedwellnessholdings.com. These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov.

Participants in the Solicitation

Integrated Wellness, Pubco and their respective directors and officers may be deemed participants in the solicitation of proxies of Integrated Wellness’ shareholders in connection with the proposed Transaction. Security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of Pubco and Integrated Wellness’ executive officers and directors in the solicitation by reading Integrated Wellness’ final prospectus filed with the SEC on December 9, 2021, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the Transaction when they become available. Information concerning the interests of Pubco and Integrated Wellness’ participants in the solicitation, which may, in some cases, be different from those of their shareholders generally, will be set forth in the proxy statement/prospectus relating to the Transaction when it becomes available. These documents can be obtained free of charge from the source indicated above.

Refreshing USA and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Integrated Wellness in connection with the proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed Transaction will be included in the proxy statement/prospectus for the proposed Transaction.

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with the proposed Transaction or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act, and Exchange Act, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Contact Information

Steven Schapera

Chief Executive Officer

Integrated Wellness Acquisition Corp

Email: investor@integratedwellnessholdings.com

Website: www.integratedwellnessholdings.com

Jeremy Briggs

Director of Finance

Refreshing USA, LLC

Email: Jeremy.Briggs@RefreshingUSA.com

Phone: (425) 375 6133

Website: www.refreshingusa.com